Exhibit 99.3

Abengoa Bioenergy

Company, LLC- York Ethanol Plant

(A wholly owned subsidiary of

Abengoa Bioenergy Operations, LLC)

Statements of Revenues and Direct Operating Expenses and related Notes for the Years Ended December 31, 2015, 2014 and 2013 and Independent Auditors’ Report

Abengoa Bioenergy Company, LLC – York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Table of contents

Page(s)

Independent Auditors’ Report	1–2

Statements of Revenues and Direct Operating Expenses for the Years Ended December 31, 2015, 2014 and 2013	3

Notes to Statements of Revenues and Direct Operating Expenses	4–8

INDEPENDENT AUDITORS’ REPORT

Abengoa Bioenergy Company, LLC

16150 Main Circle Drive, Suite 300

Chesterfield, MO 63017-4689

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the York plant of Abengoa Bioenergy Company, LLC (“York Plant”) acquired by Green Plains Inc. for each of the three years in the period ended December 31, 2015, and the related notes (the “Statements of Revenues and Direct Operating Expenses”).

Management’s Responsibility for the Statements of Revenues and Direct Operating Expenses

Management of the York Plant is responsible for the preparation and fair presentation of these Statements of Revenues and Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements of Revenues and Direct Operating Expenses that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statements of Revenues and Direct Operating Expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenues and Direct Operating Expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements of Revenues and Direct Operating Expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements of Revenues and Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to York Plant’s preparation and fair presentation of the Statements of Revenues and Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of York Plant’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements of Revenues and Direct Operating Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements of Revenues and Direct Operating Expenses referred to above present fairly, in all material respects, the revenue and direct operating expenses described in Note 1 for each of the three years in the period ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Presentation

We draw attention to Note 1 to the Statements of Revenues and Direct Operating Expenses, which describes that the accompanying Statements of Revenues and Direct Operating Expenses were prepared for the purpose of presenting the revenue and direct operating expenses of the York Plant in lieu of full financial statements of the York Plant required under Article 5 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of York’s revenue and expenses. Our opinion is not modified with respect to this matter.

Emphasis of Matter Regarding Going Concern

The accompanying Statements of Revenues and Direct Operating Expenses have been prepared assuming that the Plant will continue as a going concern. As discussed in Note 6 to the Statements of Revenues and Direct Operating Expenses, at December 31, 2015, the financial struggles of the York Plant’s ultimate parent, Abengoa SA, and the Chapter 11 proceedings of the York Plant’s parent, raise substantial doubt about the York Plant’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2 to the statements of revenues and direct operating expenses. The Statements of Revenues and Direct Operating Expenses do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
December 5, 2016

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015, 2014 and 2013

(Amounts in thousands)

	2015	2014	2013
Net sales and revenues
Manufacturing and selling operations revenue	$104,265	$135,951	$160,948

Cost of products sold	107,272	107,942	155,403

Gross profit (loss)	(3,007)	28,009	5,545
Other direct operating expenses	1,214	765	445

Net revenue over (under) direct operating expenses	$(4,221)	$27,244	$5,100

See notes to Statements of Revenues and Direct Operating Expenses.

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Notes to Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015, 2014 and 2013

(Amounts in thousands)

1.	Nature of Operations

Abengoa Bioenergy Company, LLC (“ABC”) is wholly owned by Abengoa Bioenergy Operations, LLC, a subsidiary of Abengoa Bioenergy US Holding, LLC (“ABUS” or “the Parent”).

ABC operates three industrial grade and fuel grade ethanol plants for distillation and production in Colwich, Kansas; York, Nebraska; and Portales, New Mexico. Ethanol products are sold to customers concentrated primarily in the United States, principally for mixture with gasoline to be used as a motor fuel.

The accompanying audited abbreviated Statements of Revenues and Direct Operating Expenses include the revenues and direct operating expenses of the York Plant (“the Plant”) which was acquired by Green Plains Inc.

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Plant. The accompanying Statements of Revenues and Direct Operating Expenses related to the Plant were prepared from the historical accounting records of ABC.

Certain indirect expenses, were not allocated to the Plant and have been excluded from the accompanying statements. These expenses include interest and income tax expenses, effects of derivative transactions, and allocated corporate overhead and selling, general and administrative costs. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These Statements of Revenues and Direct Operating Expenses do not represent a complete set of financial statements reflecting financial position, results of operations, stakeholders’ equity and cash flows of the Plant and are not necessarily indicative of the results of operations for the Plant going forward.

2.	Restructuring of Abengoa SA and Affiliates

During 2015, Abengoa SA, the ultimate parent company, experienced significant liquidity problems. As a result, on November 25, 2015, Abengoa SA announced its intention to seek protection under Article 5bis of Spanish insolvency law, a pre-insolvency statute that permits a company to enter into negotiations with certain creditors for restricting of its financial affairs. On October 28, 2016, Abengoa SA has submitted to the Seville Mercantile Court Number 2, the request for approval of its restructuring agreement that had received support from 86 % percent of financial creditors.

On February 16, 2016, Abengoa SA made public an Industrial Viability Plan 4, which contemplates the financial restructuring of Abengoa through the disposition of certain assets and to discontinue some activities in certain geographies, either through straight sales or through agreements with local market participants. As part of this strategy, it has been contemplated that the dry corn mill ethanol production plants would be sold or restructured as a stand-alone business.

Following that, on November 8, 2016, the Judge of the Mercantile Court of Seville No. 2 issued a resolution declaring the judicial approval of the restructuring agreement and extending the effects of the standard restructuring terms set out in the restructuring agreement to those creditors who have not signed the agreement or have otherwise expressed their disagreement with it.

Further, on November 22, 2016, Abengoa SA held its Extraordinary Shareholders’ Meeting during which all the proposals related to the implementation of the restructuring agreement have been approved, closing the

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Notes to Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015, 2014 and 2013

(Amounts in thousands)

pre-insolvency procedure and establishing a new capital structure going forward. Conditions still need to be met that will be ongoing until the master restructuring agreement will be considered fully executed. Abengoa SA shareholders also approved the appointment of the new Board of Directors and two new corporate executive members for two new governing bodies.

All these factors put the Plant in a position to change the criteria to evaluate the long-lived assets carrying value according to their fair value upon a potential sale instead of using projected future undiscounted cash flows.

As a consequence of all those factors, during 2015, the Plant has evaluated the fair value of the asset and has determined that there is no need to record property and equipment impairment charges (see Note 3).

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of Statements of Revenue and Direct Operating Expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property, Plant and Equipment

Property, plant and equipment are initially recorded at cost. The cost of internally constructed assets includes direct and allocable indirect costs. Plant improvements are capitalized, while maintenance and repair costs are charged to expense as incurred. Periodically, a plant or a portion of a plant’s equipment is shut down to perform certain maintenance projects that are expected to improve the operating efficiency of the plant over the next year. These costs are expensed as incurred.

Depreciation expense is recognized using the straight-line method over the following estimated useful lives:

Years
Land improvements	30–40
Ethanol plants	15–20
Office equipment	3–10
Vehicles	3–5

When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are eliminated and any gain or loss on disposition is included in the Statements of Revenue and Direct Operating Expenses.

Impairment of Long-Lived Assets

In accordance with the Plant’s policy for evaluating impairment of long-lived assets in accordance with ASC 360, Property, Plant, and Equipment, management evaluates the facilities for possible impairment based on projected future cash flows from operations of these facilities. In evaluating whether impairment should be performed, the Plant considers several factors including the carrying value of the long-lived assets, projected production volumes at its facilities, projected ethanol and Distillers Grain Solids prices that we expect to receive, and projected corn and natural gas costs we expect to incur. In the ethanol industry, operating margins, and consequently undiscounted future cash flows, are primarily driven by the crush spread. In the event that the crush spread is sufficiently depressed to result in negative operating cash flow at its facilities for an extended time period, the Plant will evaluate whether an impairment of its long-lived assets may have occurred.

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Notes to Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015, 2014 and 2013

(Amounts in thousands)

In determining future undiscounted cash flows, the Plant has made significant assumptions concerning the future viability of the ethanol industry, the future price of corn in relation to the future price of ethanol and the overall demand in relation to production and supply capacity. If the ethanol market behavior in the future declines significantly from the assumptions made, management would be required to adjust the carrying value of the facilities to a decreased fair value and the adjustment could be significant. This could significantly impact the Plant’s results of operations.

A long-lived asset (asset group) shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. An event, such as the expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. During the last quarter of 2015, those circumstances have occurred, so recoverability of long-lived assets is measured by comparing its carrying value with the estimated fair value the asset could be bought (incurred) or sold (settled) in a current transaction between willing parties. Other than in a forced or liquidation sale, or in case these references are not available, the estimate of fair value shall be based on the best information available, including prices for similar assets (asset group) and the results of using other valuation techniques. No adjustment has been included for impairment based on the fair value of the assets at December 31, 2015, derived from available market information and the eventual selling price of the assets.

Revenue Recognition

The Plant recognizes revenue from product sales when persuasive evidence of an arrangement exists, the goods are shipped, title passes to the customer, price is readily determinable, and collectability is reasonably assured. By-product revenues, which consist primarily of sales of feed and grain products, are included in net sales and revenues in the Statements of Revenues and Direct Operating Expenses. The revenue from ethanol and by-products represents 86% and 14%, of all revenues, respectively, for the year ended December 31, 2015. The revenue from ethanol and by-products represents 84% and 16%, of all revenues, respectively, for the year ended December 31, 2014. The revenue from ethanol and by-products represents 78% and 22%, of all revenues, respectively, for the year ended December 31, 2013.

Costs of Products Sold

Costs of products sold is comprised primarily of direct materials and supplies consumed in the manufacturing of the Plant’s products, as well as manufacturing labor, depreciation expense and overhead expense necessary to acquire and convert the purchased materials and supplies into a finished product. Costs of products sold also includes all purchasing, receiving, inspection, internal transfer and related distribution costs.

Other Direct Operating Expenses

Other direct operating expenses primarily include direct corporate expenses related to administrative functions such as finance, information systems, executive sales and marketing and human resources.

Shipping and Handling Costs

Shipping and handling costs reimbursed by customers are reported in manufacturing and selling operations revenue, while an offsetting expense is included in costs of products sold in the accompanying Statements of Revenue and Direct Operating Expenses. Shipping and handling costs reimbursed by customers were $6,771, $10,229 and $3,826 for the years ended December 31, 2015, 2014 and 2013, respectively.

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Notes to Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015, 2014 and 2013

(Amounts in thousands)

4.	Property, Plant and Equipment

Depreciation totaled approximately $3,185, $3,355 and $3,244 for the years ended December 31, 2015, 2014 and 2013, respectively.

5.	Commitments and Contingencies

The Plant is subject to contingencies, including legal proceedings and claims arising in the ordinary course of business. Although the final outcome of these matters cannot be determined, it is management’s opinion that the final resolution of these matters will not have a material adverse effect on the Plant’s results of operations taken as a whole.

6.	Subsequent Events

5BIS and Abengoa’s Reorganization Efforts

During 2015, Abengoa SA, the ultimate parent company, experienced significant liquidity problems. As a result, on November 25, 2015, Abengoa SA announced its intention to seek protection under Article 5bis of Spanish insolvency law, a pre-insolvency statute that permits a company to enter into negotiations with certain creditors for restricting of its financial affairs. On October 28, 2016, Abengoa SA has submitted to the Seville Mercantile Court Number 2, the request for approval of its restructuring agreement that had received support from 86 % percent of financial creditors.

On February 16, 2016, Abengoa SA made public an Industrial Viability Plan 4, which contemplates the financial restructuring of Abengoa through the disposition of certain assets and to discontinue some activities in certain geographies, either through straight sales or through agreements with local market participants. As part of this strategy, it has been contemplated that the dry corn mill ethanol production plants would be sold or restructured as a stand-alone business.

Following that, on November 8, 2016, the Judge of the Mercantile Court of Seville No. 2 issued a resolution declaring the judicial approval of the restructuring agreement and extending the effects of the standard restructuring terms set out in the restructuring agreement to those creditors who have not signed the agreement or have otherwise expressed their disagreement with it.

Further, on November 22, 2016, Abengoa SA held its Extraordinary Shareholders’ Meeting during which all the proposals related to the implementation of the restructuring agreement have been approved, closing the pre-insolvency procedure and establishing a new capital structure going forward. Conditions still need to be met that will be ongoing until the master restructuring agreement will be considered fully executed. Abengoa SA shareholders also approved the appointment of the new Board of Directors and two new corporate executive members for two new governing bodies.

Involuntary Petitions

On February 1, 2016, three suppliers commenced a case in the United States Bankruptcy Court for the District of Nebraska against Abengoa Bioenergy of Nebraska, LLC (“ABNE”) by filing involuntary petitions for relief under Chapter 7 of the Bankruptcy Code. Subsequently, on February 11, 2016, three suppliers commenced a case in the United States Bankruptcy Court for the District of Kansas (Kansas City) against ABC by filing involuntary petitions for relief under Chapter 7 of the Bankruptcy Code.

Conversion to Chapter 11 Petitions

Contemporaneously with filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code for the Debtors, ABNE and ABC each filed a motion to convert their respect involuntary chapter 7 cases into cases

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

Notes to Statements of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2015, 2014 and 2013

(Amounts in thousands)

under chapter 11 of the Bankruptcy Code and a motion to transfer venue of those involuntary chapter 7 case to the United States Bankruptcy Court for the Eastern District of Missouri. Along with ABNE and ABC, ABUS, Abengoa Bioenergy Engineering & Construction, LLC (“ABEC”), ABT and ABO, affiliated entities, filed a voluntary petition in the same court for relief under chapter 11 of the Bankruptcy Code. The debtors listed above have moved for joint administration of their cases under Abengoa Bioenergy US Holding, LLC, Case No. 16-41161.

DIP Financing and Sale of the Assets

For operating the business through the sale of the asset, ABC has received senior secured post-petition financing consisting in an amount not to exceed $41,000, signed among ABC, Abengoa Bioenergy Engineering & Construction, LLC, Abengoa Bioenergy of Nebraska, LLC, Abengoa Bioenergy Outsourcing, LLC, Abengoa Bioenergy Trading US, LLC, and Abengoa Bioenergy US Holding, LLC (each, a “Debtor”), and The Kimberley Fund, LP (the “DIP Lender”).

At the same time, ABC filed for voluntary relief under Chapter 11 of the Bankruptcy Law, ABC filed a bid procedure including a stalking horse bid from BioUrja Trading, LLC, as buyer of York property, plant and equipment for $35,000. During the bidding process, Green Plains Inc. raised the bid to $37,375. On August 30, the District Court of Missouri entered a sale order confirming the asset sale transaction, executed by the parties with an Asset Purchase Agreement signed on August 25, 2016. The sale to Green Plains closed on September 23, 2016, and as of September 30, 2016, both the senior secured post-petition financing and the pre-petition secured financing have been fully repaid.